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                                                                   Exhibit 23.01


                           CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and in the headnote under the caption "Summary Selected Historical Consolidated Financial Data" in Amendment No. 4 to the Registration Statement (Form S-4) and related Prospectus of Equitable Resources, Inc. for the registration of $200,000,000 of 5.15% Notes due 2018 and to the incorporation by reference therein of our report dated January 28, 2003, with respect to the consolidated financial statements and schedule of Equitable Resources, Inc. included in its Amendment No.1 to the Annual Report (Form 10-K/A) for the year ended December 31, 2002, as amended, filed with the Securities and Exchange Commission.



                                                      /s/ ERNST & YOUNG LLP
                                                      ---------------------
                                                          Ernst & Young LLP






Pittsburgh, Pennsylvania
September 24, 2003